Exhibit 14





Livingston & Haynes, P.C.                 Livingston & Haynes, P.C.
                                          40 Grove Street
                                          Suite 380
                                          Wellesley, MA 02482




                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this registration statement on Form N-14 (the "Registration Statement") of our report dated January 19, 1999 relating to the financial statements and financial highlights appearing in the December 31, 1998 Annual Report to Shareholders of Anchor Resource and Commodity Trust and our report dated January 19, 1999 relating to the financial statements and financial highlights appearing in the December 31, 1998 Annual Report to Shareholders of Anchor Strategic Assets Trust, which are also incorporated by reference into the Statement of Additional Information.

      We also consent to the reference to us under the heading  "Experts" in the
combined   Prospectus/Joint   Proxy   Statement,   constituting   part  of  this
Registration Statement.



/s/ LIVINGSTON & HAYNES, P.C.
Livingston & Haynes, P.C.
Wellesley Massachusetts
June 21, 1999